Exhibit 10.4.4

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the ISDA Master Agreement

dated as of June 30, 2009

between

DEXIA CRÉDIT LOCAL S.A., acting through its New York Branch, and DEXIA SA, jointly and severally;	and	FSA ASSET MANAGEMENT LLC

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—

Paragraph 1.  Interpretation

(a)                                  Definitions and Inconsistency.  Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex.  In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)                                 Secured Party and Pledgor.  All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2.  Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.  Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Paragraph 3.  Credit Support Obligations

(a)                                  Delivery Amount.  Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the

Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i)            the Credit Support Amount

exceeds

(ii)           the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)                                 Return Amount.  Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i)            the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

(ii)           the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4.  Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)                                  Conditions Precedent.  Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)            no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)           no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)                                 Transfer Timing.  Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)                                  Calculations.  All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time.  The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

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(d)                                 Substitutions.

(i)            Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)           subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5.  Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)                                     In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)          utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)           calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C)           utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)                                  In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time.  The appropriate party will, upon demand following that notice by the

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Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6.  Holding and Using Posted Collateral

(a)                                  Care of Posted Collateral.   Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property.  Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)                                 Eligibility to Hold Posted Collateral; Custodians.

(i)            General.  Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party.  Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian.  The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)           Failure to Satisfy Conditions.  If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)          Liability.  The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)                                  Use of Posted Collateral.  Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

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(d)                                 Distributions and Interest Amount.

(i)            Distributions.  Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)           Interest Amount.  Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).  The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7.  Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)            that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)           that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)          that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8.  Certain Rights and Remedies

(a)                                  Secured Party’s Rights and Remedies.  If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i)            all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)           any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)          the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)          the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any

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or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)                                 Pledgor’s Rights and Remedies.  If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)            the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)           the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)          the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)          to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)          Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)           to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)                                  Deficiencies and Excess Proceeds.  The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)                                 Final Returns.  When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9.  Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

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(ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2,

(iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10.  Expenses

(a)                               General.  Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)                                 Posted Credit Support.  The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)                                  Liquidation/Application of Posted Credit Support.  All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11.  Miscellaneous

(a)                                  Default Interest.  A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount.  This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)                                 Further Assurances.  Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)                                  Further Protection.  The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

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(d)                                 Good Faith and Commercially Reasonable Manner.  Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)                                  Demands and Notices.  All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)                                    Specifications of Certain Matters.  Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12.  Definitions

As used in this Annex:—

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c).  Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure” means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

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(y) the Interest Rate in effect for that day; divided by

(z) 360.

“Interest Period” means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8.  Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

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“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)                                     in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)                                  in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii)                               in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)                              in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value” means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)                                    Eligible Collateral or Posted Collateral that is:

(A)          Cash, the amount thereof, and

(B)           a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii)                                 Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)                              Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

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Execution Version

ISDA®

CREDIT SUPPORT ANNEX

(New York Law)

to the Schedule to the

ISDA Master Agreement

Non-Guaranteed Put Contract

dated as of June 30, 2009 between

DEXIA CRÉDIT LOCAL S.A., acting through its New York Branch, and DEXIA SA (jointly and severally) (hereinafter together referred to as “Party A” or “Pledgor”)

and

FSA ASSET MANAGEMENT LLC, (hereinafter referred to as “Party B” or “Secured Party”).

Paragraph 13.  Elections and Variables.

(a)                                  Security Interest for “Obligations”.

(i)                                     Paragraph 2 is amended by adding, immediately after the words “lien on and right of Set-off against”, the words “the Dexia Collateral Account, and all the property from time to time credited thereto or carried therein, and the proceeds thereof, including without limitation”.

(ii)                                  The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)                                 Credit Support Obligations.

(i)                                     Eligible Collateral.

On any date, the categories of assets denominated in U.S. Dollars or Euros and designated as “CSA Eligible” on Schedule A to the credit support annex of the Dexia Guaranteed Put Contract qualify as “Eligible Collateral” and the Valuation Percentage for each such category shall be the percentage corresponding to the current rating for such category on the relevant Valuation Date.  For the avoidance of doubt, any asset that is not Eligible Collateral shall have a Value of zero for all purposes under this Credit Support Annex.  Cash in U.S. Dollars shall also constitute Eligible Collateral.

(ii)                                  Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Not applicable.

(iii)                               Threshold.

(A)                         “Independent Amount”

With respect to Party A: (i) prior to the Swap Amendment Cut-Off Date (as defined in the Hedging Letter Agreement referred to in the Pledge and Administration Agreement), not applicable and (ii) on or after the Swap Amendment Cut-Off Date, any amount that is applicable under the Hedging Letter Agreement (and otherwise zero).

With respect to Party B: not applicable.

(B)                                “Threshold” means, with respect to Party A, USD 5,000,000, unless the Subordinated Claims Payment Condition is not met, in which case it will be zero.

“Threshold”, with respect to Party B and any Valuation Date is not applicable.

(C)                                “Minimum Transfer Amount” means, with respect to Party A and Party B, USD 5,000,000, unless the Subordinated Claims Payment Condition is not met, in which case it will be zero with respect to Party A, and infinity with respect to Party B.

(D)                               Rounding: The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000. The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)                                  Valuation and Timing.

(i)                                     “Valuation Agent” means the Reporting Agent (as defined in the Pledge and Administration Agreement).

(ii)                                  “Valuation Date” means (A) each day which is the last Business Day in a calendar week, (each, a “Scheduled Valuation Date”) and (B) any additional Business Day requested to be a Valuation Date by FSA or Party A from time to time which is not a Scheduled Valuation Date and is notified to Party A or Party B and FSA, as applicable and the Valuation Agent at least one Business Day in advance of the proposed additional Valuation Date (each an “Additional Valuation Date”), provided that the number of Additional Valuation Dates requested by FSA shall not exceed 10 in any calendar year (and the number of Additional Valuation Dates requested by Party A is not limited).

(iii)                               “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)                              “Notification Time” means 11:00a.m., New York City time, on a Local Business Day.

(v)                                 Deemed Demand.  Paragraph 3(a) is amended by adding, immediately following the words “upon a demand made by the Secured Party” in Paragraph 3(a), the words “(which demand shall be deemed as having been validly made automatically upon receipt of notice from the Valuation Agent of a Delivery Amount resulting from the Valuation Agent’s calculations on any Valuation Date)”.

(vi)                              “Value” means FSAM Asset Value.

(vii)                           No DCL Collateral Period and No Dexia Collateral Period.

(A)                              With respect to any date which falls during a period which is (A) not on or after a Sovereign Guarantee Unenforceability Date (as defined in the Dexia Guaranteed Put Contract) and (B)(I) on and after the First Collateral Posting Date and prior to the Liquidity and Collateral Trigger Expiration Date or (II) during a period that a DCL Bankruptcy has occurred and is continuing (a “No DCL Collateral Period”), (i) any Eligible Collateral Transferred by DCL, whether at any time before or during such No DCL Collateral Period, will be deemed to have a Value of zero during such No DCL Collateral Period (any such Eligible Collateral on any date during the No DCL Collateral Period the “Affected DCL Collateral”) and (ii) only postings made by Dexia (whether made at any time before or during such No DCL Collateral Period, and including by substitution in accordance with the Credit Support Annex of Eligible Collateral posted by Dexia for Eligible Collateral posted by DCL) will be considered in calculating any applicable Delivery Amount and whether the obligation to Transfer Eligible Collateral with a Value equal to such Delivery Amount has been met during such No DCL Collateral Period; provided, that such Affected DCL Collateral shall be Transferred to DCL against the simultaneous delivery of replacement Eligible Collateral by Dexia.

(B)                                With respect to any date which falls during a period which is (A) on or after a Sovereign Guarantee Unenforceability Date and (B) not during a period that a DCL Bankruptcy has occurred and is continuing (a “No Dexia Collateral Period”), (i) any Eligible Collateral Transferred by Dexia, whether at any time before or during such No Dexia Collateral Period, will be deemed to have a Value of zero during such No Dexia Collateral Period (any such Eligible Collateral on any date during the No Dexia Collateral Period the “Affected Dexia Collateral”) and (ii) only postings made by DCL (whether made at any time before or during such No Dexia Collateral Period, and including by substitution in accordance with the Credit Support Annex of Eligible Collateral posted by DCL for Eligible Collateral posted by Dexia) will be considered in calculating any applicable Delivery Amount and whether the obligation to Transfer Eligible Collateral with a Value equal to such Delivery Amount has been met during such No Dexia Collateral Period; provided, that such Affected Dexia Collateral shall be Transferred to Dexia against the simultaneous delivery of replacement Eligible Collateral by DCL.

(C)                                In relation to any Put Settlement Date arising from a Collateral Default Trigger occurring during a No DCL Collateral Period or No Dexia Collateral Period, Party B shall Transfer to Party A the relevant Affected DCL Collateral or Affected Dexia Collateral as of the date of occurrence of the relevant Collateral Default Trigger as part of the Put Settlement Assets delivered to Party A on such Put Settlement Date (unless Party A has already effected a substitution for such Affected DCL Collateral or Affected Dexia Collateral as described in Paragraph 13(c)(vii)).

(viii)                        In the event that a Put Settlement Date occurs (i) on or after a DCL Belgian Corporate Reorganization has occurred and (ii) prior to the date on which (1) the Collateral Replacement Date has occurred and (2) Eligible Collateral having a Value equal to the Delivery Amount determined on the Collateral Replacement Date shall have been Transferred under the Credit Support Annex, and except in the case of a Put Settlement under which the Put Settlement Amount is paid to Party B by the Sovereign Guarantors, (A) Party A will be required to pay the Put Settlement Amount on the Put Settlement Date, (B) Party B will not be required to Deliver the related Put Settlement Assets until the date following the Put Settlement Date on which the Belgian Preference Period has expired and (C) pending such Delivery on the date referred to in (B), Party A will be deemed to have pledged the relevant Put Settlement Assets to Party B and Party B shall hold such Put Settlement Assets as additional Posted Collateral hereunder (“Repledged Assets”).

(d)                                 Substitution.

(i)                                     “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)                                  Consent.  If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d):  Inapplicable.

(e)                                  Dispute Resolution.

(i)                                     “Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)                                  Value.  The provisions of Paragraph 5 will apply, provided, however, that any dispute as to the Indicative Market Value of any FSAM Asset shall be resolved as set forth in the definition of “FSAM Asset Value” and, to such extent, the provisions of Paragraph 5 shall not apply.

(f)                                    Holding and Using Posted Collateral.

(i)                                     Eligibility to Hold Posted Collateral; Custodians.  Party B (through the Custodian) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

The Custodian for Party B is: Wells Fargo Bank, National Association.

Party A and Party B agree that (x) Posted Collateral that is denominated in USD, or that is Cash that is USD, will be credited to the Dexia Collateral Account and held in the United States of America, and (y) all other Posted Collateral will either be deposited in the Dexia Collateral Account or granted to the Custodian directly acting as representative for the benefit of Party B and held by the Custodian in a special designated pledged account opened in its name in the Euroclear System with Euroclear Bank NV/SA in accordance with Euroclear’s Multi Pledgor Pledged Account Terms and Conditions (the “MPAA Account”).  The Custodian may use agents and affiliates for purposes of opening, managing and operating the MPAA Account.

Notwithstanding the foregoing, if both a DCL Belgian Corporate Reorganization and a Sovereign Guarantee Unenforceability Date have occurred, all Transfers of Eligible Collateral will be made through, and all Posted Collateral will be held in, the MPAA Account or another account (or subaccount or subcustody arrangement) maintained in the Euroclear System.

(ii)                                  Use of Posted Collateral.  The provisions of Paragraph 6(c)(i) will not apply to Party B, and the provisions of Paragraph 6(c)(ii) will apply to Party B; provided, however, that

(A)                              on any date on which the Collateral Agent or FSA has delivered a Payment Failure Notice (as defined in the Pledge and Administration Agreement) and the payment failure identified in such Payment Failure Notice has not been cured on the third Business Day following the Collateral Agent or FSA’s delivery of such Payment Failure Notice, Paragraph 6(c)(i) will apply to Party B such that the Collateral Agent and/or FSA shall have the rights, subject to the terms and limitations of the Pledge and Administration Agreement, to (x) enter into a Temporary Funding Transaction (as defined in the Pledge and Administration Agreement) in relation to any Posted Collateral held by the Collateral Agent hereunder or (y) solely in the circumstances described in Section 11.2(b)(i)(C) of the Pledge and Administration Agreement, to effect a Liquidation of Posted Collateral by sale for its obtainable market value, and in each case apply the proceeds of such transaction in (x) or (y) to satisfy one or more scheduled or expected Senior Priority Payments identified in accordance with the provisions Section 11.2(b) of the Pledge and Administration Agreement at or prior to the time when such Payment Failure Notice was sent (“Required Senior Priority Payments”), and any such application of the proceeds of such transaction in (x) or (y) shall also be deemed to satisfy (to the extent of such proceeds) any Liquidity Draw Request which is outstanding and has not been funded on the date such proceeds are applied;

(B)                                on any date on or after the Collateral Replacement Date on which the Administrator, the Collateral Agent or FSA has delivered a GIC Termination Liquidity Draw and the relevant Bank under (and as defined in) the Liquidity Facility or Buyer under (and as defined in) the Repurchase Facility Agreement, as applicable, has not performed its payment obligations within the time required under the Liquidity Facility or Repurchase Facility Agreement, as applicable, Paragraph 6(c)(i) will apply to Party B such that the Collateral Agent and/or FSA shall have the rights to enter into a Temporary Funding Transaction in relation to any Posted Collateral held by the Collateral Agent hereunder, and apply the proceeds of such transaction to satisfy the relevant GIC Termination Liquidity Draw; and

(C)                                Party B or, if a Dexia Event of Default has occurred, the Collateral Agent or FSA directly as third party beneficiary, may instruct the transfer of any Posted Collateral which is eligible to be posted as collateral to secure either (x) a FSA GIC Contract or (y) a Third Party Hedge Agreement which is not a Subordinated Hedge Agreement to the collateral account for such FSA GIC Contract or Third Party Hedge Agreement, as applicable, and Paragraph 6(c)(i) will apply to Party B to the extent necessary to permit such actions in (x) or (y).

Any use of Posted Collateral (or the cash proceeds thereof) provided for under (A) through (C) shall not be considered a Set-off under Paragraph 8(a)(iii) or otherwise affect the inclusion of the Value of such Posted Collateral as Posted Credit Support held by the Secured Party for purposes of Paragraph 3 or the determination of any Delivery Amount or Return Amount thereunder, provided that (x) the Value of any Posted Collateral Liquidated under (ii)(A)(y) above, or Liquidated in connection with the termination of a Temporary Funding Transaction, shall be fixed at the FSAM Asset Value thereof as most recently determined hereunder at the time of such Liquidation (in connection with the Collateral Sale Deficiency Amount and Collateral Sale Excess Amount adjustments referred to below) and (y) to the extent that the Liquidation Proceeds of any sale or cash obtained in a Temporary Financing Transaction have been applied to satisfy a Qualifying Liquidity Payment (a “Liquidity Draw Offset”), the portion of the FSAM Asset Value of the relevant Eligible Collateral obtained by multiplying (i) such FSAM Asset Value times (ii) the relevant Liquidity Offset Fraction, shall be no longer be included in determining the Value of Posted Credit Support held by the Secured Party for purposes of Paragraph 3 or the determination of any Delivery Amount or Return Amount hereunder.

(g)                                 Distributions and Interest Amount.

(i)                                     Distributions. The provisions of Paragraph 6(d)(i) will not apply.  The Custodian shall credit all Distributions received to the Dexia Collateral Account or the MPAA Account, as applicable.  “Dexia Collateral Account” has the meaning set forth in the Pledge and Administration Agreement.

(ii)                                  Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply, provided that (I) Posted Collateral in the form of Cash may be invested only in cash equivalent investments eligible under the ALM Procedures and agreed between the Custodian and the Administrator from time to time and (II) the amount of interest on Posted Collateral in the form of Cash on any date will be calculated by the Custodian based on the relevant investments in (I).

(h)                                 Additional Representation(s).  There are no additional representations by either party.

(i)                                     Other Eligible Support and Other Posted Support.

(i)                                           “Value” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(ii)                                        “Transfer” with respect to Other Eligible Support and Other Posted Support means: not applicable.

(j)                                     Demands and Notices.  All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B, at the address specified pursuant to the Notices Section of this Agreement.

If to Party B’s Custodian:  Same address as if to Party B pursuant to the Notices Section of this Agreement.

(k)                                 Address for Transfers.  Each Transfer hereunder shall be made to the address specified in writing from time to time by the party to which such Transfer will be made.

Party A account details — To be provided.

Party B account details — To be provided.

(l)                                     Additional Transfers.  On any date, whether or not a Valuation Date, Party A may at its option Transfer additional Eligible Collateral to the Dexia Collateral Account for the purpose of making the resulting Posted Collateral available for use by Party B in the manner contemplated by (f)(ii)(B) above.

(m)                               Other Provisions.

(i)                                     Collateral Account.  Party A and Party B acknowledge and agree that the Custodian shall hold, record and identify all Posted Collateral in the Dexia Collateral Account or the MPAA Account.

(ii)                                  Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)                               Events of Default.

Paragraph 7 shall not apply.  Any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under this Credit Support Annex shall only be an Event of Default if Section 5(a)(i) of the Agreement (as amended by the Schedule) is or becomes applicable thereto.

(iv)                              Additional Definitions.  As used in this Annex:

“ALM Noncompliance Amount” means on any date of determination on which a Dexia Event of Default has not occurred, the sum of (i) the aggregate of the ALM Noncompliance Derivative Amounts plus (ii) the ALM Noncompliance Operational Amount.

“ALM Noncompliance Derivative Amount” means on any date of determination on which a Dexia Event of Default has not occurred, and in relation to any interest rate, currency or other derivative transaction (whether such transaction would be classified as an Asset Swap or a Liability Swap) which (1) either (A) Party A has agreed, following an objection by FSA, was required to have been effected in order to comply with the ALM Procedures or (B) the ALM Arbiter has concluded was required to have been effected in order to comply with the ALM Procedures, as applicable, and (2) has not yet been effected by Party B, an amount equal to the FSAM Liability Swap Benefit or FSAM Asset Swap Benefit, as applicable, that would result from such transaction having been effected on the date the ALM Arbiter determines (or that Party A agrees with FSA) that it should have been effected and currently being in effect on such date of determination.  In determining such FSAM Liability Swap Benefit or FSAM Asset Swap Benefit the Valuation Agent may rely on the determination of FSAM’s swap counterparty under any Third Party Hedge Agreement or on the determination of the ALM Arbiter.

“ALM Noncompliance Operational Amount” means on any date of determination on which (A) either (i) the ALM Arbiter has concluded (or Party A has agreed, following an objection by FSA) that Party B has failed to comply with a requirement of the ALM Procedures or (ii) the ALM Arbiter has concluded (or Party A has agreed, following an objection by FSA) that Party B has adopted an amendment or modification to the ALM Procedures (other than a Dexia Policy Amendment) such that the amended ALM Procedures do not constitute a reasonable and prudent asset and liability management policy in accordance with prevailing market standards for portfolio management activities of the same type, (B) FSA has not consented to the relevant noncompliance, amendment or modification and (C) Party B has failed to remedy the relevant noncompliance or rescind the relevant amendment or modification to the ALM Procedures, an amount equal to 25% times the Spread Component of the GIC Business Costs Amount as most recently determined on such date.

“Collateral Replacement Date” means the earlier to occur of (i) the First Collateral Posting Date, and (ii) any Sovereign Guarantee Unenforceability Date.

“Collateral Sale Excess Amount” means in relation to each item of Eligible Collateral Liquidated by Party B or the Collateral Agent in the circumstances set forth in Paragraph 13(f)(ii)(A)(y), (A) one minus the Liquidity Offset Fraction times (B) the excess, if any, of (i) the relevant Liquidation Proceeds over (ii) the FSAM Asset Value of such item of Eligible Collateral as most recently determined hereunder at the time of such Liquidation.

“Collateral Sale Deficiency Amount” means in relation to each item of Eligible Collateral sold by Party B or the Collateral Agent in the circumstances set forth in Paragraph 13(f)(ii)(A)(y), (A) one minus the Liquidity Offset Fraction times (B) the excess, if any, of (i) the FSAM Asset Value of such item of Eligible Collateral as most recently determined hereunder at the time of such Liquidation over (ii) the applicable Liquidation Proceeds.

“Collateral Value” means, with respect to each Hedge Agreement, the Value of the Posted Collateral held by the Collateral Agent on behalf of FSAM (and, for the avoidance of doubt, not merely held by DCL as Credit Support Provider of FSAM under the relevant Hedge Agreement) in relation to each Hedge Agreement, as determined by the Valuation Agent.  For purpose of the foregoing, with respect to any Hedge Agreement, “Value” and “Posted Collateral” shall have the meanings set forth in Hedge Agreement, and the Valuation Agent may rely on the determination of such Value by the Valuation Agent (as defined in the relevant Hedge Agreement) in accordance with the terms of the relevant Hedge Agreement.

“Dexia Policy Amendment” means an amendment or modification to the ALM Procedures that is necessary, as reasonably evidenced to FSA by Party A, to conform such ALM Procedures to generally applicable risk management policies within the Dexia group.

“Exposure” means on any Valuation Date, an amount equal to the sum, which shall not be less than zero, of:

(1)                                      the sum of

(A)                        the aggregate GIC Redemption Balance of the FSA GIC Contracts as of such date, plus

(B)                          the GIC Business Costs Amount most recently calculated on or prior to such date, plus

(C)                          the aggregate sum of the FSAM Exposure to each of its Hedge Counterparties as of such date; plus

(D)                         the aggregate of all the FSAM Asset Swap Costs and all the FSAM Liability Swap Costs, in each case in relation to Third Party Hedge Agreements other than Third Party Hedge Agreements which are Qualifying Hedge Agreements on such date; plus

(E)                           to the extent that (x) the “Credit Support Amount” applicable to FSAM in relation to any Third Party Hedge Agreement that is not a Qualifying Hedge Agreement as of such date, plus or minus any “unpaid amounts” that are outstanding between the parties exceeds (y) the amount determined in relation to such Third Party Hedge Agreement under (D), the aggregate of such excess of (x) over (y) in relation to all such Third Party Hedge Agreements; plus

(F)                           the ALM Noncompliance Amount (if any); plus

(G)                          the Lien Creditor Amount (if any); plus

(H)                         the Principal Forgiveness Amount (if any); plus

(I)                              the aggregate of the Collateral Sale Deficiency Amounts determined on or prior to such date, if any;

minus

(2)                                  the sum of

(A)                              (I) prior to the Collateral Replacement Date, the aggregate Outstanding Principal Amount of the Put Portfolio Assets and (II) on and after the Collateral Replacement Date, the aggregate FSAM Asset Value of the Put Portfolio Assets, plus

(B)                                the aggregate FSAM Asset Value of the Excluded Assets and Other Assets (including without duplication (I) cash proceeds of any Defaulted Collateral Amount that has been paid by the Sovereign Guarantors as a Put Settlement Amount under the Sovereign Guarantee and not invested in Permitted Investments constituting Other Assets or applied under the Priority of Payments,

(II) Repledged Assets, (III) any other cash held in respect of the Required Reserve and (IV) all other amounts standing to the credit of the FSAM Cash Account or other accounts maintained by the Collateral Agent under the Pledge and Administration Agreement), plus

(C)                                the aggregate of the Collateral Values related to Hedge Agreements, plus

(D)                               the aggregate of all the FSAM Asset Swap Benefits in relation to Hedge Agreements; plus

(E)                                 the aggregate of the Collateral Sale Excess Amounts determined on or prior to such date, if any.

“Eligible Dealers” means JP Morgan Securities Inc., Goldman Sachs & Co., Deutsche Bank Securities, Inc., Morgan Stanley & Co., Bank of America Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, and such other dealers as may be reasonably agreed among Party A, the Administrator and FSA from time to time.

“FSAM Asset Swap Benefit” means in relation to each derivative transaction that is identified as an Asset Swap in the Hedge Agreement Register, the mark to market value of such derivative transaction (if any) in favor of FSAM as determined by the Valuation Agent hereunder in accordance with the definition of Exposure applicable under the relevant Hedge Agreement (but disregarding any transactions other than such Asset Swap that would otherwise be included in the determination of Exposure thereunder as defined therein), where the Valuation Agent hereunder may rely for this purposes on the determination of Exposure (or the components thereof) by the relevant Third Party Valuation Agent.

“FSAM Asset Swap Cost” means in relation to each derivative transaction that is identified as an Asset Swap in the Hedge Agreement Register, the mark to market value of such derivative transaction (if any) in favor of FSAM’s Hedge Counterparty as determined by the Valuation Agent hereunder in accordance with the definition of Exposure applicable under the relevant Hedge Agreement (but disregarding any transactions other than such Asset Swap that would otherwise be included in the determination of Exposure thereunder as defined therein), plus or minus any “unpaid amounts” that are outstanding between the parties, where the Valuation Agent hereunder may rely for this purposes on the determination of Exposure (or the components thereof) by the relevant Third Party Valuation Agent.

“FSAM Assets Valuation Percentage” means in relation to each category of FSAM Asset, the valuation percentage corresponding to the current rating of such FSAM Asset as set forth under the heading “Collateral Rating” on Schedule A to the credit support annex of the Dexia Guaranteed Put Contract.

“FSAM Asset Value” means in relation to each FSAM Asset or item of Eligible Collateral, on any date of determination, the product of (i) (A) in the case of an FSAM Asset, the Outstanding Principal Amount thereof times the indicative market price (as a percentage of par) of such FSAM Asset determined by the Valuation Agent in accordance with the procedures attached as Schedule C to the credit support annex of the Dexia Guaranteed Put Contract, and (B) in the case of an item of Eligible Collateral, the unpaid principal balance thereof times the indicative market price (as a percentage of par) of such item of Eligible Collateral, determined in accordance with generally applicable procedures used by the Custodian for valuing similar types of assets (each of (A) and (B), the “Indicative Market Value”) and (ii) the FSAM Assets Valuation Percentage corresponding to the relevant category of FSAM Asset (or item of Eligible Collateral, as applicable).  The FSAM Asset Value with respect to FSAM Assets that are not Put Portfolio Assets, Excluded Assets, Permitted Investments or cash will be zero.

Either the Pledgor or FSA (a “Disputing Party”) may dispute the determination of any FSAM Asset Value on the basis of the Indicative Market Value by the Valuation Agent; provided that in relation to any single Valuation Date neither the Pledgor nor the Secured Party may dispute the Valuation Agent’s determination of the FSAM Asset Value in relation to more than 10% of the FSAM Assets (by principal amount, with such 10% permitted amount to be determined separately for the Pledgor or Secured Party, as applicable).  If a Disputing Party disputes the Valuation Agent’s calculation of an FSAM Asset Value in accordance with the foregoing restriction, then (1) the Disputing Party will notify the other party, FSA and the Valuation Agent not later than the close of business on the Local Business Day that the date that a demand is made or deemed to have been made under Paragraph 3 (if such demand was made or deemed to have been made at or prior to the Notification Time), or by 12:00 noon (New York City time) on the next Local Business Day (if such demand was made or deemed to have been made at after the Notification Time), (2) subject to Paragraph 4(a), the appropriate party will Transfer the full amount demanded or deemed to have been demanded to the other party in accordance with the timing set forth in Paragraph 4(b), (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then in relation to each FSAM Asset for which one of the parties has initiated a dispute within the required time, the Valuation Agent shall request bids from at least three Eligible Dealers, one of which shall be identified by the Pledgor, one of which shall be identified by FSA and the remainder of which shall be selected by the Valuation Agent.  For any bid to be eligible for use in calculating the FSAM Asset Value (each an “Eligible Bid”), it (i) must be received from the Eligible Dealer at or before 1:00 p.m. on the business day following the Resolution Time, and (ii) must be a firm bid at which the Eligible Dealer is ready and willing to purchase assets determined by the Valuation Agent to be comparable, in an amount determined by the Valuation Agent to be representative, at such price (provided, that in obtaining such bid, the Valuation Agent shall not be required to commit to actually deliver and sell the asset to any bidder).  On the basis of the Eligible Bids received the Valuation Agent shall determine the FSAM Asset Value as follows:

(i)                                     In the event that the Valuation Agent receives any Eligible Bid that is equal to or greater than the Indicative Market Value for any FSAM Asset, the Indicative Market Value determination for such FSAM Asset shall prevail without consideration of any other Eligible Bid; or

(ii)                                  If the Valuation Agent does not receive any Eligible Bid that is equal to or greater than the Indicative Market Value for any FSAM Asset, then:

(a)                                  if the Valuation Agent receives three or more Eligible Bids, the Valuation Agent shall calculate the arithmetic mean of the three lowest Eligible Bids received (the “Bid Average”), and if such Bid Average is more than 105% or less than 95% of the Indicative Market Value, the Valuation Agent shall adjust the determination of the FSAM Asset Value so as to be within the range that is not more than 105% or less than 95% of the Indicative Market Value (but by no more than the amount necessary to be within such range), which adjusted FSAM Asset Value shall be binding; or

(b)                                 if the Valuation Agent receives only two Eligible Bids, the Valuation Agent shall use the Indicative Market Value as one of the three bids used to calculate the Bid Average, and the Valuation Agent shall determine FSAM Asset Value in accordance with sub-clause (a) above; or

(c)                                  in the event that fewer than two Eligible Bids are received, the Indicative Market Value determination shall prevail without consideration of any Eligible Bid.

“FSAM Exposure” means in relation to each Hedge Agreement the aggregate Exposure (if any) of FSAM to the relevant Hedge Counterparty determined by the Valuation Agent in accordance with the definition of Exposure applicable under the relevant Hedge Agreement (where the Valuation Agent may rely for this purposes on the determination of Exposure by the valuation agent or calculation agent under such Hedge Agreement).  For the avoidance of doubt, the determination of FSAM Exposure shall not be reduced by any Threshold applicable to collateral postings under the relevant Hedge Agreement.

“FSAM Liability Swap Benefit” means in relation to each derivative transaction that would be identified as a Liability Swap in the Hedge Agreement Register, the mark to market value of such derivative transaction (if any) in favor of FSAM that would be determined by the Valuation Agent in accordance with the definition of Exposure applicable under any Hedge Agreement selected by the Administrator (but disregarding any transactions other than such transaction that would otherwise be included in such determination of Exposure); or if such derivative transaction would not be documented under an ISDA Master Agreement, the current market value of such transaction in the relevant futures market or similar market as reasonably estimated by the Administrator.

“FSAM Liability Swap Cost” means in relation to each derivative transaction that is identified as a Liability Swap in the Hedge Agreement Register, the mark to market value of such derivative transaction (if any) in favor of FSAM’s Hedge Counterparty as determined by the Valuation Agent hereunder in accordance with the definition of Exposure applicable under the relevant Hedge Agreement (but disregarding any transactions other than such Liability Swap that would otherwise be included in such determination of Exposure), plus or minus any “unpaid amounts” that are outstanding between the parties, where the Valuation Agent hereunder may rely for this purposes on the determination of Exposure (or the components thereof) by the relevant Third Party Valuation Agent.

“GIC Business Costs Amount” means on any date of determination the amount applicable under the terms set forth in Schedule B to the credit support annex of the Dexia Guaranteed Put Contract in relation to such date, as most recently determined by the Calculation Agent.

“GIC Redemption Balance” means the outstanding principal balance of a GIC or, if a GIC accretes a redemption value based on a fixed series of payments, such accreted redemption value, provided, however that any component of such redemption value that is attributable to a makewhole or prepayment premium payable upon redemption of the relevant GIC in respect of changes in interest rates shall be excluded in determining such redemption value.

“GIC Termination Liquidity Draw” means a Liquidity Draw Request for the purpose of paying, or reserving funds for payment of, the maximum amount potentially payable under one or more GICs due to mandatory terminations, or terminations at the option of the GIC Holder under the GIC Contracts, as a result of a GIC Credit Event (as defined in the Liquidity Facility or Repurchase Agreeement Facility, as applicable) which has made one or more GIC Termination Downgrade Provisions become applicable under the relevant GIC Contracts.

“GIC Termination Downgrade Provision” means a provision that requires (i) the termination and repayment of a GIC Contract either automatically, or assuming notice from the relevant GIC Holder electing such termination and repayment (notwithstanding any posting of collateral) and (ii) becomes applicable upon a specified downgrade of the rating of FSA’s financial strength.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.

“Lien Creditor Amount” means, as of any date, an amount equal to the sum of (x) the amount of any judgment, tax claim or claim under the Employee Retirement Income Security Act of 1974 or equivalent laws under non-U.S. jurisdictions (including any interest and/or penalties on any such amounts) which is secured by a Lien on any Posted Collateral or FSAM Assets, plus (y) an amount equal to the aggregate amount of obligations (including any interest on such obligations accrued up to and including such date) which are secured by a Lien on any Posted Collateral or by FSAM Assets (other than the Lien of the Collateral Agent or any Secured Party under the Pledge and Administration Agreement as contemplated by the terms of such Agreement) which has not been discharged and with respect to which Party A has received 30 days’ prior notice from Party B of the existence of such Lien.

“Liquidation” means either (i) the sale for cash of Eligible Collateral or (ii) the termination of a Temporary Funding Transaction in relation to Eligible Collateral on terms whereby the repurchase agreement buyer retains such Eligible Collateral and the repurchase agreement seller retains the Liquidation Proceeds.

“Liquidation Proceeds” means the cash sale proceeds from a sale of Eligible Collateral or the cash proceeds of the financing obtained in connection with such Temporary Funding Transaction.

“Liquidity Draw Request” has the meaning specified in the Pledge and Administration Agreement.

“Liquidity Offset Fraction” means in the case of a Liquidity Draw Offset, the fraction obtained by dividing (i) the amount of the Liquidity Draw Offset by (ii) the full Liquidation Proceeds of any sale or cash amount of the relevant Temporary Financing Transaction.

“Local Business Day” means any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian).

“Principal Forgiveness Amount” means an amount equal to the aggregate of all amounts of principal forgiven by the holders of any Put Portfolio Assets, Excluded Assets or Other Assets pursuant to amendments to the Underlying Instruments which result in a reduction of the Outstanding Principal Amount of the related Put Portfolio Assets, Excluded Assets or Other Assets (except to the extent that either (A) such amount of principal forgiven has been separately paid by Party A to Party B as a Writedown Amount under this Agreement or (B) a Put Settlement Date has occurred and the Put Settlement Amounts in relation thereto have already been paid in relation to the relevant Put Portfolio Assets, Excluded Assets or Other Assets prior to the relevant forgiveness of principal).

“Qualifying Hedge Agreement” means a Third Party Hedge Agreement that (i) is a Subordinated Hedge Agreement and (ii) with respect to which on the date of determination, Dexia or its Affiliates have posted all collateral required to be posted in relation to such Third Party Hedge Agreement under the credit support annex for such Third Party Hedge Agreement (including by satisfying such requirements through the credit support annex for the Dexia Affiliate guaranteeing such Third Party Hedge Agreement) as of such date.  For the avoidance of doubt, collateral posted by Dexia or its Affiliates in relation to any Hedge Agreement that is treated as a Qualifying Hedge Agreement shall be deemed not to constitute a Put Portfolio Asset, Excluded Asset or Other Asset, or to have any FSAM Asset Value for purposes of the determination of Exposure hereunder, whether or not the relevant Hedge Counterparty treats Party B as the pledgor or beneficial owner of such collateral for purposes of the relevant Hedge Agreement.

“Qualifying Liquidity Payment” means (i) if any undrawn or unutilized commitments remaining outstanding with respect to the Guaranteed Liquidity Facilities and such Guaranteed Liquidity Facilities have not been terminated, a payment with respect to a Liquidity Draw Request and (ii) if no undrawn or unutilized commitments remain outstanding under the Guaranteed Liquidity Facilities or such Guaranteed Liquidity Facilities have been terminated, a payment of principal or redemption amount in relation to an FSA GIC Contract that if not otherwise paid would be required to be paid by Party A as an “Obligation” under the Dexia FP Guarantee.

“Subordinated Hedge Agreement” means each Third Party Hedge Agreement in relation to which Party A, FSAM and the relevant Hedge Counterparty have entered into an amendment substantially in the form set forth in Schedule D to the credit support annex to the Dexia Guaranteed Put Contract, provided that Party A, Party B and FSA acknowledge and agree that variations in the terms of individual amendments based on such form either (i) that do not impair in any material respect the direct or indirect benefits to Party B and FSA of the amendment contemplated by such form or (ii) to which FSA has given its consent not to be unreasonably withheld or delayed, shall not prevent a Third Party Hedge Agreement from qualifying as a Subordinated Hedge Agreement.

“Third Party Valuation Agent” means the “Valuation Agent” as defined in a Hedge Agreement.

Other terms.  Capitalized terms used and not defined herein have the meanings set forth in the Pledge and Administration Agreement or the Confirmation to this Agreement.

(v)                                 Rating Agency Revisions.  Notwithstanding the provisions for the calculation of Exposure and Value set forth above, if each of Moody’s Investors Service, Standard and Poor’s Rating Services and Fitch Ratings Inc. (the “Rating Agencies”) confirm that the GIC Issuers’ obligations in relation to the FSA GIC Contracts will continue to be rated at least “Aa2/AA/AA” (without giving effect to the Retained FSA Policies other than Secondary Policies) with a lesser Exposure being collateralized by Party A or different FSAM Assets Valuation Percentage being applicable, then the calculation of Exposure or FSAM Asset Value described above shall be revised accordingly pursuant to Section 9(b) of this Agreement, and when such amendment is effective Party A may post such lesser Credit Support Amount as results from such amendment and/or receive a Return Amount of any resulting excess Credit Support Amount (any such change a “Required Collateral Reduction”); provided, further, that no Return Amount shall apply unless, prior to any Transfer of such Return Amount, each Rating Agency confirms that the credit rating assigned to the financial strength of FSA would not be downgraded or withdrawn as a result of such Transfer.  Any rating issued in accordance with the preceding sentence must be a monitored rating (with the related costs and expenses being borne by Party A).

If after being obtained any rating of the GIC Issuers is subsequently downgraded below “Aa3” by Moody’s or “AA-” by S&P or Fitch or withdrawn, the definitions of Exposure and FSAM Assets Valuation Percentage will be reinstated to require the Credit Support Amount initially set forth herein prior to any Required Collateral Reductions, and Party A shall be required to Transfer Eligible Collateral to the extent of any resulting increase in the Credit Support Amount resulting from such reinstatement within five Business Days of receiving notice of such downgrade.  Provided Party A satisfies such Transfer obligations, the FSAM Assets Valuation Percentage shall thereafter be amended as necessary in consultation with the Rating Agencies such that the rating of the GIC Issuers will be at least “Aa3” by Moody’s, “AA-” by S&P and “AA-” by Fitch, provided that in no event shall the definitions of Exposure and FSAM Assets Valuation Percentage be reinstated to require a higher Credit Support Amount than initially set forth herein prior to any Required Collateral Reductions.

(m)                               Remedies, Waiver.

(i)                                     In addition to the rights and remedies of the Secured Party or its designee under Paragraph 8(a), and subject in each case to the provisions of Section 5.3 of the Pledge and Administration Agreement, the Pledgor agrees that if at any time (1) an Event of Default with respect to the Pledgor has occurred and is continuing and FSA has become the Secured Party Representative, or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Collateral Agent (as assignee of the Secured Party and at the direction of the Secured Party Representative) may exercise any of its rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction, or under other applicable law, without further notice, demand or presentment.  Such rights and remedies include the rights to use self-help or other remedies, including without limitation (i) taking possession of any Posted Collateral, wherever situate; (ii) entering any premises or obtain sole control of any account where Posted Collateral is located; and (iii) selling or otherwise disposing of any Posted Collateral “as is” without representation or warranty of any kind, at public or private sale, with such notice as may be required by applicable law, in lots or in bulk, at such locations, all as the Collateral Agent (as assignee of the Secured Party and at the direction of the Secured Party Representative), in its sole discretion, deems advisable.  The Collateral Agent (as assignee of the Secured Party and at the direction of the Secured Party Representative) shall have the right to sell, lease or otherwise dispose of any Posted Collateral for cash, credit or any combination thereof, and the Collateral Agent (as assignee of the Secured Party and at the direction of the Secured Party Representative) may purchase any Posted Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.  The rights and remedies of the Collateral Agent are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.

(ii)                                  Paragraph 8(b) shall not apply.

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

DEXIA CRÉDIT LOCAL S.A.	FSA ASSET MANAGEMENT LLC

By:	By:
Name:		Name:
Title:		Title:

By:
Name:
Title:

DEXIA SA

By:
Title:

By:
Title: